QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Deloitte & Touche LLP

Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of MDU Communications International, Inc. (the Company) on Form S-8 of our report dated November 18, 2001 included of the Annual Report on Form 10-KSB of the Company for the year ended September 30, 2001.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Chartered Accountants

Vancouver, British Columbia

Canada

January 28, 2002

QuickLinks

Exhibit 23.2
Consent of Deloitte & Touche LLP Independent Auditors' Consent